UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 10, 2021

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	001-38314	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On July 10, 2021, MVB Bank, Inc. (“MVB Bank”), a wholly-owned subsidiary of MVB Financial Corp. (“MVB Financial”), completed the previously announced sale of certain assets and liabilities of two MVB Bank branch locations in Cabell County, West Virginia, one MVB Bank branch location in Kanawha County, West Virginia, and one MVB Bank branch location in Putnam County, West Virginia (collectively, the “Branches”).

Pursuant to the terms of the Purchase and Assumption Agreement, dated April 22, 2021 and as further amended, between MVB Bank and Summit Community Bank, Inc. (“Summit”), a subsidiary of Summit Financial Group, Inc., Summit has assumed approximately $167 million in deposit liabilities and acquired approximately $55 million in loans, as well as cash, real property, personal property and other fixed assets associated with the Branches.

The sale, which was announced in April 2021, includes the following four locations:
•660 Central Avenue, Barboursville, West Virginia
•400 Washington Street, East, Charleston, West Virginia
•3754 Teays Valley Road, Hurricane, West Virginia
•999 4th Avenue, Huntington, West Virginia with drive-thru located at 940 5th Avenue, Huntington, West Virginia

On July 12, 2021, MVB Financial issued a Press Release announcing the sale. The foregoing description of the Press Release is qualified in its entirety by reference to the complete text of the Press Release furnished as Exhibit 99.1 hereto, which is hereby incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press release of MVB Financial Corp. dated July 12, 2021

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By:	/s/ Larry F. Mazza
Larry F. Mazza President and Chief Executive Officer

Date: July 12, 2021